UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): November 2, 2012

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 Nowlin Lane - Suite 101, Chattanooga, Tennessee	37,421
(Address of principal executive offices)	(zip code)

(423) 510-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Effective November 2, 2012, the Company and certain of its subsidiaries entered into that certain First Amendment to Credit Agreement dated as of November 2, 2012 (the "First Amendment to Wells Fargo Credit Agreement"), with respect to the Existing Credit Agreement dated as of September 13, 2012 (as defined in the First Amendment to Wells Fargo Credit Agreement); and that certain First Amendment to Credit Agreement dated as of November 2, 2012 (the "First Amendment to Wells Fargo Capital Finance Credit Agreement"), with respect to the Existing Credit Agreement dated as of September 13, 2012 (as defined in the First Amendment to Wells Fargo Capital Finance Credit Agreement).

Each of the First Amendment to Wells Fargo Credit Agreement and the First Amendment to Wells Fargo Capital Finance Credit Agreement amended the respective Existing Credit Agreements to modify the definitions of EBITDA, Net Income and Permitted Purchase Money Indebtedness to effectively exclude up to $2,000,000.00 of costs related to the Company's purchase of a continuous dyeing facility, including continuous dye line equipment and related real estate. The purchase was financed by the Seller.

Additionally, effective November 2, 2012, Wells Fargo Capital Finance LLC, as agent, and Wells Fargo Bank, N.A. as agent, entered into an Intercreditor Agreement with the Dixie Group, Inc. and certain of its subsidiaries and Lineage PCR, Inc. (as Seller) to effectively subordinate the interests of the lenders under the Wells Fargo Capital Finance Existing Credit Agreement and the Wells Fargo Bank Existing Credit Agreement to the interests of the Seller, and to facilitate the Seller financing of the sale of the Colormaster Facility.

Item 8.01    Other Events.

The Dixie Group, Inc. has announced that it has acquired the Colormaster carpet dyeing facility in Calhoun, Georgia from Lineage PCR, Inc.

Item 9.01    Financial Statements and Exhibits.

(c)    Exhibits
(99.1)    Press Release dated November 5, 2012.

(d)    Exhibits

10.01
First Amendment to Credit Agreement dated as of November 2, 2012, by and among The Dixie Group, Inc. certain of its subsidiaries and Wells Fargo Bank, N.A. as Agent and the persons identified as Lenders therein.

10.02
First Amendment to Credit Agreement dated as of November 2, 2012, by and among The Dixie Group, Inc. certain of its subsidiaries and Wells Fargo Capital Finance, LLC as Agent and the persons identified as Lenders therein.

10.03	Intercreditor Agreement dated as of November 2, 2012 by and among Wells Fargo Capital Finance, LLC and Wells Fargo Bank, N.A as agents and The Dixie Group, Inc. and certain of its subsidiaries.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2012	THE DIXIE GROUP, INC.
/s/ Jon A. Faulkner
Jon A. Faulkner
Chief Financial Officer